SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

     Filed by the Registrant |_|
     Filed by a Party other than the Registrant |X|

     Check the appropriate box:
     |_| Preliminary Proxy Statement         |_|  Confidential, For Use of the
                                                  Commission Only (as
     |_| Definitive Proxy Statement               permitted by Rule 14a-6(e)(2))
     |_| Definitive Additional Materials
     |X| Soliciting Material Under Rule 14a-12

                                   AT&T Corp.
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                (Name of Registrant as Specified In Its Charter)

                               Comcast Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     |_| Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


     The following letter was sent to Comcast employees:


[COMCAST LOGO]


Thursday, July 19, 2001


Dear Comcasters:

     As you may have read in today's newspapers, the AT&T Board of Directors rejected our proposal to merge with AT&T Broadband. Importantly, the AT&T Board also said they have decided to delay the vote on their broadband tracking stock proposal.

     Since our July 8 offer, their shareholders have responded favorably to our proposal, and AT&T stock has risen dramatically, adding about $14 billion in market valuation to AT&T. In their press release yesterday, AT&T stated that management will "explore financial and strategic alternatives." We assume that we will be part of that process. Consequently, we see this announcement as positive news for our company.

     During the last ten days we have had dozens of meetings with major AT&T and Comcast shareholders. During these visits we have been struck by how positively our company is viewed and how confident investors are in our operating team. That should make all of you proud to work for Comcast.

     Our proposal is off to a very good start. We appreciate your support during this process and will keep you updated in the weeks ahead.

Sincerely,


/s/ Brian L. Roberts                    /s/ Stephen B. Burke
Brian L. Roberts                        Stephen B. Burke
President                               President
Comcast Corporation                     Comcast Cable Communications, Inc.




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


   Note: The following notice is included to meet certain legal requirements:

                           FORWARD-LOOKING STATEMENTS

     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Comcast Corporation ("Comcast") wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Comcast. Factors that could cause actual results to differ materially include, but are not limited to: (1) the businesses of Comcast and AT&T Broadband may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the transaction may not be fully realized or realized within the expected time frame; (3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; (5) the regulatory approvals required for the transaction may not be obtained on the proposed terms or on the anticipated schedule; (6) the effects of legislative and regulatory changes; (7) the potential for increased competition; (8) technological changes; (9) the need to generate substantial growth in the subscriber base by successfully launching, marketing and providing services in identified markets; (10) pricing pressures which could affect demand for Comcast's services; (11) Comcast's ability to expand its distribution; (12) changes in labor, programming, equipment and capital costs; (13) Comcast's continued ability to create or acquire programming and products that customers will find attractive; (14) future acquisitions, strategic partnerships and divestitures; (15) general business and economic conditions; and (16) other risks described from time to time in Comcast's periodic reports filed with the Securities and Exchange Commission (the "Commission").


                             ADDITIONAL INFORMATION

     Subject to future developments, Comcast may file with the Commission (i) a preliminary proxy statement for solicitation of proxies from the shareholders of AT&T Corp. ("AT&T") in connection with AT&T's special meeting which is scheduled to take place in September 2001 and (ii) a registration statement to register the Comcast shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when and if available) and other relevant documents at the Commission's Internet web site at www.sec.gov. The proxy statement and registration statement (when and if available) and such other documents may also be obtained free of charge from Comcast by directing such request to: Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, Attention: General Counsel.

     Comcast, its directors and certain other Comcast employees and advisors may be deemed to be "participants" in Comcast's solicitation of proxies from AT&T's shareholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in a filing made by Comcast with the Commission pursuant to Rule 14a-12 on July 9, 2001.



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